UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2012

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-14704	71-0225165
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999		(479) 290-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2012, Tyson Foods, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of March 9, 2009, as amended and restated as of February 23, 2011 (the “Credit Agreement”), with the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Amendment, and effective upon the issuance of senior unsecured notes of the Company in an aggregate principal amount not less than $750,000,000 that do not mature or require payments or prepayments of principal (including contingent payments or prepayments) prior to May 31, 2017 (the “New Notes”), the Lenders and the Company amended the Credit Agreement to (i) permit the issuance of the New Notes, (ii) permit the redemption or prepayment in their entirety of the Company’s outstanding 10.50% Senior Notes due 2014 and require the Company to use commercially reasonable efforts to complete such redemption or prepayment, (iii) eliminate the leverage ratio maintenance covenant, (iv) add a maximum 0.50 to 1.00 debt to capitalization maintenance covenant ratio, (v) modify the minimum required threshold of the existing interest coverage ratio maintenance covenant to 3.75 to 1.00, from 3.00 to 1.00, (vi) add an incurrence covenant limitation with respect to the Company’s aggregate consolidated debt for borrowed money of $3.5 billion, plus applicable adjustments, and (vii) add a springing lien provision which would require the granting by the Company and substantially all of the Company’s domestic subsidiaries of liens and security interests in their respective interests in cash, accounts receivable and related assets, inventory (together with the grant of a license to use the Company’s or such subsidiaries’ intellectual property related to such inventory) and proceeds of any of the foregoing in the event that the Company shall fail (a) to have a corporate family rating (or at any time when there is no corporate family rating in effect, a rating applicable to the Company’s senior, unsecured, non-credit enhanced long-term debt for borrowed money (an “Index Rating”)) from Moody’s of Ba1 or better, (b) to have a corporate credit rating (or at any time when there is no corporate credit rating in effect, an Index Rating) from S&P of BB+ or better, or (c) to have an issuer default rating (or at any time when there is no issuer default rating in effect, an Index Rating) from Fitch Ratings of BB+ or better.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Dennis Leatherby
Date: June 6, 2012
		Name:	Dennis Leatherby
		Title:	Executive Vice President and Chief Financial Officer

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